Exhibit 10.1

DIVIDEND SETTLEMENT AGREEMENT

This Dividend Settlement Agreement (this “Agreement”) is made effective as of January 28, 2021, by and between Vuzix Corporation, a Delaware corporation with an address of 25 Hendrix Road, West Henrietta, NY, 14856 (“Vuzix”), and Intel Corporation, a Delaware corporation with an address of 2200 Mission College Blvd., Santa Clara, CA 95052 (“Intel”). Vuzix and Intel may be referred to herein collectively as the “Parties,” or individually as a “Party.”

WHEREAS, Intel is currently the sole holder of Series A Preferred Stock of Vuzix (the “Preferred Stock”) and entitled to receive certain dividends on those shares which are payable in cash or in kind with shares of Vuzix Common Stock, at Vuzix’s sole discretion;

WHEREAS, Intel desires to voluntarily convert all of its shares of Preferred Stock into shares of Common Stock of Vuzix, and upon conversion receive accrued but unpaid dividends on the converted shares in the form of cash;

WHEREAS, Vuzix is willing to make a dividend payment to Intel in cash, and not in kind with shares of Common Stock, in exchange for a modest discount against the total value of accrued dividends; and

WHEREAS, the Parties desire to facilitate an orderly conversion of the Preferred Stock by mutually agreeing on the form and amount of the dividend payment, as set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and mutual covenants, obligations, undertakings and commitments, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.                   Dividend Payment. In full settlement of all dividends accrued on the Preferred Stock through and including the date of conversion, Vuzix shall make a cash payment to Intel in the amount of Ten Million Dollars ($10,000,000.00 USD) (the “Payment”) by wire transfer to an account designated in writing by Intel within two (2) business days after Intel’s conversion of the Preferred Stock is made effective. Notwithstanding any delay between execution of this Agreement and conversion of the Preferred Stock, no further dividends shall accrue and become payable beyond or in addition to the Payment, and the Payment when made shall be in all cases deemed made in full satisfaction of all dividends accrued on the Preferred Stock through the time of conversion. In consideration of all agreements contained herein, Intel waives its right to receive any other payment in connection with the Preferred Stock or the dividends payable thereon.

2.                   Due Execution. This Agreement has been duly executed by each of the Parties, and when delivered by the them in accordance with the terms hereof, will constitute the valid and legally binding obligation of each Party respectively, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.                   Amendments, Waivers. This Agreement may not be modified, amended, or supplemented, except by a writing signed by the Party against whom enforcement thereof is sought. No waiver by any Party, whether express or implied, of any right or remedy on any one occasion shall bar such Party from exercising any of its rights or remedies on any subsequent occasion, and no waiver of any provision of this Agreement shall be binding unless it is in a writing signed by the Party against whom enforcement thereof is sought. No course of dealing, custom or usage between or among any persons having any interest in this Agreement shall be deemed effective to modify, amend, or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement.

4.                   Further Assurances. Each Party agrees to execute such further and additional documents, instruments, and writings as may be necessary or required to fully effectuate the terms and provisions of this Agreement.

5.                   Miscellaneous. This Agreement contains the entire understanding between the Parties regarding the subject matter hereof, and any amendment, modification or waiver shall only be effective if made in a signed writing. This Agreement shall be binding upon and inure to the benefit of the Parties’ respective successors and assigns. This Agreement shall be governed by the laws of the State of Delaware, United States, without regard to any choice of law principles, and any dispute shall be heard exclusively in courts located in Delaware. This Agreement may be executed and delivered electronically and in counterparts, which shall constitute one and the same instrument and be deemed to have the same effect as manually signed originals.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be duly executed on its behalf and made effective as of the date first written above.

VUZIX CORPORATION	INTEL CORPORATION

Signature: /s/ Nathaniel Bank	Signature: /s/ Abhay Gadkari
Name: Nathaniel Bank	Name: Abhay Gadkari
Title: Corporate Counsel	Title: Authorized Signor

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